UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

National Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of National Holdings Corporation (the “Company”) held on September 21, 2016, the Board elected Michael Weiss as Chairman of the Board and elected Robert B. Fagenson, previously Chairman of the Board, as Vice Chairman of the Board.

On September 21, 2016, the Company and Robert B. Fagenson entered into a Seventh Amendment (the “Fagenson Amendment”) to Mr. Fagenson’s Co-Executive Chairman Compensation Plan, dated June 7, 2013, as amended (the “Fagenson Agreement”), pursuant to which, among other things, the term of the Fagenson Agreement will end on December 31, 2016, following which the term of the Fagenson Agreement may be extended for successive 30 day periods on the terms set forth therein. In addition, Mr. Fagenson’s base salary was increased to the rate of $180,000 per annum. Mr. Fagenson will serve as Vice Chairman of the Board and President and Chief Executive Officer of the Company.

As an inducement to have Mr. Fagenson continue working and not terminate his employment, the Company agreed to extend his employment as set forth above, provided that Mr. Fagenson agreed to take on increased duties to mentor potential new members of management. In return for agreeing to the extension and the increased duties, the Company agreed to pay Mr. Fagenson the amount of $60,000, payable upon his signing the Fagenson Amendment. The foregoing summary of the Fagenson Amendment is qualified in its entirety by reference to the full text of the Fagenson Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on September 21, 2016, the Board approved the appointment of Glenn C. Worman as the Chief Financial Officer of the Company, to be effective October 10, 2016. Mr. Worman currently serves as the Executive Vice President - Finance of the Company. Alan B. Levin, the present Chief Financial Officer of the Company, resigned on September 26, 2016, effective October 10, 2016.

Also on September 21, 2016, Mark Goldwasser voluntarily resigned as a Director of the Company. Mr. Goldwasser will receive a payment of $12,500, representing Board director fees he would have received through the date of the anticipated next Annual Meeting of Stockholders had he remained on the Board through such date. The terms of his former employment agreement with the Company, including restrictive covenants, are not affected by his resignation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2016, the Board approved an amendment (the “Amendment”) to the Amended and Restated By-Laws of the Company (the “By-Laws”) to separate the functions of the Chairman of the Board and the Chief Executive Officer of the Company, unless the Board determines otherwise. The By-Laws also were amended to provide for a Vice Chairman of the Board and Co-President and Co-Chief Executive Officers, if so designated. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amendment to the Amended and Restated By-Laws of National Holdings Corporation.

10.1	Seventh Amendment to Co-Executive Chairman Compensation Plan, dated as of September 21, 2016, between National Holdings Corporation and Robert B. Fagenson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation

Date: September 27, 2016	By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson Title: Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
_________	_______________________________________________________________
3.1	Amendment to the Amended and Restated By-Laws of National Holdings Corporation.

10.1	Seventh Amendment to Co-Executive Chairman Compensation Plan, dated as of September 21, 2016, between National Holdings Corporation and Robert B. Fagenson.